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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                F O R M   8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     April 19, 1996
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                             Harris Bankcorp, Inc.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)




       0-18179                                             36-2722782
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(Commission File Number)                       (IRS Employer Identification No.)



111 West Monroe Street, Chicago, Illinois                    60603
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 (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code          312-461-2121
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Item 1.  Changes in Control of Registrant.

              Not applicable


Item 2.  Acquisition or Disposition of Assets.

              Not applicable


Item 3.  Bankruptcy or Receivership.

              Not applicable


Item 4.  Changes in Registrant's Certifying Accountant.

              Not applicable



Item 5.  Other Events.

     Harris Trust and Savings Bank, a wholly-owned subsidiary of Harris Bankcorp, Inc., announced on April 16, 1996 that it had signed a definitive agreement to purchase 54 branches of Household Bank, f.s.b., a wholly-owned subsidiary of Household International, Inc.

     Harris is acquiring 54 Household Bank branches throughout Chicagoland, with approximately $2.9 billion of deposits and $300 million of consumer loans. The purchase price is $277 million. The acquisition is subject to regulatory approvals and is expected to close during the summer of 1996. The branches, which will operate under the Harris name, expand the number of Harris-affiliated locations to 140 from the 86 opened or under construction.

     A copy of the press release dated April 16, 1996 relating to this transaction is attached as an exhibit to this Form 8-K.


Item 6.  Resignations of Registrant's Directors.

     Not applicable



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Item 7.  Financial Statements and Exhibits.

     Not applicable


Item 8.  Change in Fiscal Year.

     Not applicable





































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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          HARRIS BANKCORP, INC.
                                          (REGISTRANT)




                                          By         Paul R. Skubic
                                             ----------------------------
                                                     Paul R. Skubic


                                          Its   Chief Accounting Officer
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Date     April 19, 1996
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